Exhibit 3.2

Amended and Restated

BYLAWS

(as amended May 3, 2012)

OF

FLUOR CORPORATION

(a Delaware corporation)

ARTICLE I

OFFICES

Section 1.01                                Registered Office. The registered office of FLUOR CORPORATION (hereinafter called the “Corporation”) in the State of Delaware shall be at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 and the name of the registered agent at that address shall be Corporation Service Company.

Section 1.02                                Principal Office. The principal office for the transaction of the business of the Corporation shall be at 6700 Las Colinas Boulevard, Irving, Texas 75039.  The Board of Directors (hereinafter called the “Board”) is hereby granted full power and authority to change said principal office from one location to another.

Section 1.03                                Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01                                Annual Meetings. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

Section 2.02                                Special Meetings. (A)(1) Special meetings of the stockholders of the Corporation (a) may be called at any time by the Board or by a committee of the Board which has been duly created by the Board and whose powers and authority, as provided in a resolution of the Board or in the Bylaws of the Corporation, include the power to call such meetings, for any purpose or purposes proper under applicable law; or (b) may be called by any other person or persons if and as to any matter authorized pursuant to the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the General Corporation Law of the State of Delaware (or its successor statute as in effect from time to time hereafter), in the manner, at the times and for the purposes so authorized; or (c) shall be called by the Secretary of the Corporation at the written request of one or more stockholders of the Corporation that own at least twenty-five percent (25%) (the “Requisite Percent”) of the outstanding shares of common stock of the Corporation and that comply with the notice procedures set forth in Section 2.02(B)(1) with respect to any matter that is a proper subject for such meeting pursuant to Section 2.02(B)(2) (a “Stockholder Requested Special Meeting”).

(2)                                  For purposes of calculating the Requisite Percent under clause (A)(1)(c) above, a stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the stockholder possesses both (i) the full voting rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares, provided that this provision shall not alter the obligations of any stockholder to provide the notice described in Section 2.02(B)(1). A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the Corporation are “owned” for these purposes shall be decided by the Board in its reasonable determination.

(B) (1) In order for a Stockholder Requested Special Meeting to be called by the Secretary, one or more written requests for a special meeting (individually or collectively, a “Special Meeting Request”) signed and dated by stockholders that own the Requisite Percent of the outstanding shares of common stock of the Corporation (or their duly authorized agents), must be delivered to the Secretary at the principal executive offices of the Corporation and must set forth (a) the information required in a stockholder notice pursuant to Section 2.04 of these Bylaws and (b) an acknowledgement by the requesting stockholders or the beneficial owners, if any, on whose behalf the Special Meeting Request is being made that such Special Meeting Request shall be deemed to be revoked (and any meeting scheduled in response may be cancelled) if such requesting stockholders do not own at least the Requisite Percent at all times between the date on which such Special Meeting Request is delivered and the date of the applicable Stockholder Requested Special Meeting, as well as an agreement by such stockholder(s) to notify the Corporation immediately if he, she or it ceases to own any shares of common stock of the Corporation resulting in such revocation.

One or more written requests for a special meeting delivered to the Secretary shall constitute a valid Special Meeting Request only if each such written request satisfies the requirements set forth above and has been dated and delivered to the Secretary within 60 days of the earliest dated of such requests. If the stockholder is not the signatory to the Special Meeting Request, such Special Meeting Request will not be valid unless documentary evidence is supplied to the Secretary at the time of delivery of such Special Meeting Request (or within ten business days thereafter) of such signatory’s authority to execute the Special Meeting Request on behalf of the stockholder. Any requesting stockholder may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation; provided, however, that if following such revocation (or any deemed revocation pursuant to clause (b) above), the unrevoked valid Special Meeting Requests represent ownership in the aggregate of less than the Requisite Percent, there shall be no requirement to hold a special meeting. The determination of the validity of a Special Meeting Request shall be made in good faith by the Board, which determination shall be conclusive and binding on the Corporation and the stockholders and the date of such determination is referred to herein as the “Request Receipt Date”.

(2)                                  A matter is a proper subject of a Stockholder Requested Special Meeting if it is a proper subject for stockholder action under, and does not involve a violation of, applicable law, unless:

(a) the Request Receipt Date occurs during the period commencing with the close of business on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting of stockholders and ending on the date that is 90 days after the most recent annual meeting of stockholders; or

(b) the matter relates to an item of business that is identical or substantially similar (as determined in good faith by the Board) to an item of business that was presented or is to be presented at any meeting of stockholders held or to be held within 6 months of the Request Receipt Date.

(3)                                  Any special meeting of stockholders shall be held at such date and time as may be fixed by the Board in accordance with these Bylaws and in compliance with the Delaware General Corporation Law; provided, however, that a Stockholder Requested Special Meeting shall be called for a date not more than 90 days after the Request Receipt Date unless a later date is required in order to allow the Corporation to file the information required under Schedule 14A under the Exchange Act, as amended, and the rules and regulations promulgated thereunder, if applicable.

(4)                                  Business transacted at any Stockholder Requested Special Meeting shall be limited to (a) the business stated in the valid Special Meeting Request(s) received from the Requisite Percent of stockholders and (b) any additional business that the Board determines to include in the Corporation’s notice of the meeting. If none of the stockholders who submitted the Special Meeting Request appears or sends a qualified representative to present the matters to be presented for consideration that were specified in the Stockholder Meeting Request, the Corporation need not present such matters for a vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

Section 2.03                                Place of Meetings. All meetings of the stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.

Section 2.04                                Notice of Stockholder Business and Nominations.

(A)                              Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of the Corporation and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.04 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.04.

(2)                                  For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (A)(1)(c) of this Section 2.04, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such other business must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth:

(a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (iii) such other information as would be necessary for the Corporation to determine whether such proposed nominee can be considered an independent director;

(b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made;

(c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned of record by such stockholder and the beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting (except as otherwise provided in paragraph (A)(3) of this Section 2.04), and (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination or business; and

(d) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination or proposal is made, as to such beneficial owner (i) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder or beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation beneficially owned by such stockholder or beneficial owner as of the record date for the meeting (except as otherwise provided in paragraph (A)(3) of this Section 2.04), (ii) a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement, or understanding in effect as of the record date for the meeting (except as otherwise provided in paragraph (A)(3) of this Section 2.04), (iii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s capital stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting (except as otherwise provided in paragraph (A)(3) of this Section 2.04), and (iv) a representation whether the stockholder or the beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (y) otherwise to solicit proxies from stockholders in support of such nomination or proposal; and

(e) any other information relating to the stockholder giving the notice that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(3)                                  Notwithstanding anything in paragraph (A)(2) of this Section 2.04 to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by paragraph (A) of this Section 2.04 shall set forth a representation that the stockholder will notify the Corporation in writing within five business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under clauses (A)(2)(c)(ii) and (A)(2)(d)(i)-(iii) of this Section 2.04, and such information shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

(4)                                  This Section 2.04 shall not apply to a proposal or nomination proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal or nomination at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 (or any successor thereof) or any other rule promulgated under Section 14 of the Exchange Act and such proposal or nominee has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(B)                                Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting and, if the notice so provides, such other matters as the Chief Executive Officer or the Board may bring before the meeting.  Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board ,or (2) provided that directors are to be elected at such meeting, (a) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.04 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.04 in the case of a special meeting other than a Stockholder Requested Special Meeting, or (b) pursuant to the Special Meeting Request in the case of a Stockholder Requested Special Meeting.  In the event the Corporation calls a special meeting of stockholders (other than a Stockholder Requested Special Meeting) for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 2.04 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Notwithstanding anything in these Bylaws to the contrary, in the case of a Stockholder Requested Special Meeting, no stockholder may nominate a person for election to the Board or propose to conduct business at such Stockholder Requested Special Meeting, except pursuant to the Special Meeting Request(s) delivered for such Stockholder Requested Special Meeting.

(C)                                General. (1) Except as otherwise provided by law, only such persons who are nominated in accordance with the procedures set forth in this Section 2.04 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.04.  The Board or its designee shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.04 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in compliance with such stockholder’s representation as required by clause (A)(2)(d)(iv) of this Section 2.04). If any proposed nomination or business was not made or proposed in compliance with this Section 2.04, then except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.  Notwithstanding the foregoing provisions of this Section 2.04, if the stockholder does not provide the information required under clauses (A)(2)(c)(ii) and (A)(2)(d)(i)-(iii) of this Section 2.04 to the Corporation within the times frames specified herein or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.04, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(2)                                  For purposes of this Section 2.04, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.  For purposes of clause (A)(2)(d)(i) of this Section 2.04, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (a) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (b) the right to vote such shares, alone or in concert with others and/or (c) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(3)                                  Nothing in this Section 2.04 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

Section 2.05                                Notice of Meetings. Except as otherwise required by law, the Certificate of Incorporation or the Bylaws, notice of each meeting of the stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting by delivering a notice thereof to him or her personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him or her at his or her post office address furnished by him or her to the Secretary of the Corporation for such purpose or, if he or she shall not have furnished to the Secretary his or her address for such purposes, then at his or her post office address last known to the Secretary, or if otherwise consented to by such stockholder, by transmitting a notice thereof to him or her by means of electronic transmission.  Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required.  Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting) and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called.  Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall have waived such notice and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

Section 2.06                                Quorum. Except in the case of any meeting for the election of directors summarily ordered as provided by law, the holders of record of a majority of the voting power of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof.  In the absence of a quorum at any meeting or any adjournment thereof, the holders of a majority of the voting power of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time.  At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

Section 2.07                                Voting.

(a)                                  Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question.  Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him or her and registered in his or her name on the books of the Corporation on the date fixed pursuant to Section 6.05 of the Bylaws as the record date for the determination of stockholders entitled to vote at such meeting.

(b)                                 Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation such person has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or such person’s proxy, may represent such stock and vote thereon.  Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

(c)                                  Any such voting rights may be exercised by the stockholder entitled thereto in person or by his or her proxy or by his or her attorney thereunto authorized and delivered to the secretary of the meeting;

provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period.  The attendance at any meeting by a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he or she shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At all meetings of stockholders for the election of directors at which a quorum is present, each director shall be elected by the vote of the majority of the votes cast; except that, notwithstanding the foregoing, directors (not exceeding the authorized number of directors as fixed by the Board in accordance with the Certificate of Incorporation) shall be elected by a plurality of the votes cast if as of the record date for such meeting the number of nominees exceeds the number of directors to be elected based upon nominations then expected to be made by or at the direction of the Board (or any duly authorized committee thereof) or to be brought before the meeting by a stockholder who has given notice thereof.  For purposes of this Section 2.07(c), a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that director nominee.  If, for any cause, the Board shall not have been elected at an annual meeting, they may be elected thereafter at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.  All other matters shall, unless otherwise provided by the Certificate of Incorporation, the Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting.  On a vote by ballot each ballot shall be signed by the stockholder voting, or by his or her proxy, if there be such proxy, and it shall state the number of shares voted.

Section 2.08                                List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, as required by applicable law.  Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.09                                Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof.  The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law.  In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law.  No person who is a candidate for an office at an election may serve as an inspector at such election.

ARTICLE III

BOARD OF DIRECTORS

Section 3.01                                General Powers. The property, business and affairs of the Corporation shall be managed by, or under the direction of, the Board.

Section 3.02                                Number. The authorized number of directors that shall constitute the whole Board of Directors of the Corporation shall be no less than ten and no more than fourteen, with the exact number of directors to be fixed from time to time within such range by duly adopted resolutions of the Board, and such authorized number shall not be changed except by a Bylaw or amendment thereof duly adopted by the stockholders in accordance with the Certificate of Incorporation or by the Board amending this Section 3.02.

Section 3.03                                Election of Directors. The directors shall be elected by the stockholders of the Corporation in accordance with the provisions of Section 2.07(c).  The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto.

Section 3.04                                Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein, or, if the time be not specified, it shall take effect immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.05                                Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director so chosen shall hold office until the expiration of the term for which the director is elected and until such director’s successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 3.06                                Place of Meeting, etc. The Board may hold any of its meetings at such place or places within or without the State of Delaware and at such times as the Board may from time to time determine.  Directors may participate in any regular or special meeting of the Board, or any committee thereof, by means of conference telephone or other communications equipment pursuant to which all persons participating in the meeting of the Board or committee, as the case may be, can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.07                                First Meeting. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

Section 3.08                                Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine.  If any day fixed for a meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday.  Except as provided by law, notice of regular meetings need not be given.

Section 3.09                                Special Meetings. Special meetings of the Board may be called at any time by the Chairman of the Board or the Chief Executive Officer or by a majority of the directors then in office, to be held at the principal office of the Corporation, or at such other place or places, within or without the State of Delaware, as the person or persons calling the meeting may designate.  Notice of all special meetings of the Board shall be given to each director by two days’ service of the same by letter, personally or by electronic transmission.  Such notice may be waived by any director and any meeting shall be a legal meeting without notice having been given if all the directors shall be present thereat or if those not present shall, either before or after the meeting, sign a written waiver of notice of, or a consent to, such meeting or shall after the meeting sign the approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or be made a part of the minutes of the meeting.

Section 3.10                                Quorum and Manner of Acting. Except as otherwise provided in the Bylaws or by law, the presence of a majority of the whole Board of Directors, or any committee thereof, shall constitute a quorum for the transaction of business at any meeting of the Board or committee, as the case may be, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present.  In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present.  Notice of any adjourned meeting need not be given.  The directors shall act only as a Board, and the individual directors shall have no power as such.

Section 3.11                                Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or the Bylaws, any action required or permitted to be taken at any meeting of the Board , or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic means, and such consents are filed with the minutes of proceedings of the Board or such committee.

Section 3.12                                Compensation. No stated salary need be paid directors, as such, for their services, but, by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board or an annual directors’ fee may be paid.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.13                                Committees. The Board may, by resolution passed by the Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Except as otherwise provided in the Board resolution designating a committee, the presence of a majority of the authorized number of members of such committee shall be required to constitute a quorum for the transaction of business at any meeting of such committee.  Any such committee, to the extent provided by resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have any power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of the dissolution, or amending the Bylaws of the Corporation; and unless the resolution of the Board expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.  Any such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meeting of the Board.

Section 3.14                                Chairman of the Board. The Board shall elect one of its members to be Chairman of the Board and shall fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board shall determine.  The Chairman of the Board shall preside at all meetings of the stockholders and directors, and shall have such other powers and duties as shall be designated by the Board. If the Chairman of the Board is not present at a meeting of the Board, another director chosen by the Board shall preside.

ARTICLE IV

OFFICERS

Section 4.01                                Officers. The officers of the Corporation shall be a Chief Executive Officer, a Secretary, a Treasurer and such other officers as may be appointed by the Board as the business of the Corporation may require.  Officers shall have such powers and duties as are permitted or required by law or as may be specified by or in accordance with resolutions of the Board. Any number of offices may be held by the same person.  In the absence of any contrary determination by the Board, the Chief Executive Officer shall, subject to the power and authority of the Board, have general supervision, direction and control of the officers, employees, business and affairs of the Corporation.

Section 4.02                                Election and Term. The officers of the Corporation shall be elected annually by the Board. The Board may at any time and from time to time elect such additional officers as the business of the Corporation may require.  Each officer shall hold his or her office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 4.03                                Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board.  Any officer may resign at any time by giving written notice to the Board.  Such resignation shall take effect at the time specified in such notice or, in the absence of such specification, at the date of the receipt by the Board of such notice.  Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.04                                Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled in the manner prescribed in these Bylaws for the regular appointment to such office.

ARTICLE V

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 5.01                                Execution of Contracts. The Board, except as in the Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances; and unless so authorized by the Board or by the Bylaws, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

Section 5.02                                Checks, Drafts, etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.  Each such person shall give such bond, if any, as the Board may require.

Section 5.03                                Deposit. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chief Executive Officer or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

Section 5.04                                General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board.  The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of the Bylaws, as it may deem expedient.

ARTICLE VI

SHARES AND THEIR TRANSFER

Section 6.01                                Certificates for Stock. The shares of stock of the Corporation may be issued in book-entry form or evidenced by certificates.  However, every owner of stock of the Corporation shall be entitled upon request to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him or her. To the extent that shares of stock are represented by certificates, the certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed by or in the name of the Corporation by the Chairman of the Board or a vice chairman, if any, or the president, if any, or a vice president, and by the Treasurer or an assistant treasurer or the Secretary or an assistant secretary.  Any or all of the signatures on the certificates may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue.  A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates or held in book-entry form, the number and class of shares represented by such certificates or held in book-entry form, respectively, and the respective dates thereof, and in case of cancellation the respective dates of cancellation.  Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued (or book entry made) in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.04 of the Bylaws.

Section 6.02                                Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03 of the Bylaws, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.  The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.  Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be stated expressly in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

Section 6.03                                Regulations. The Board may make such rules and regulations as it may deem expedient, not inconsistent with the Bylaws, concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation.  It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

Section 6.04                                Lost, Stolen, Destroyed, And Mutilated Certificates. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another certificate or uncertificated shares may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided, however, that a new certificate or uncertificated shares may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

Section 6.05                                Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.  If the Board shall fix a record date for determining the stockholders entitled to notice of a meeting of stockholders or any adjournment thereof, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If, in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders, the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto.  A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

ARTICLE VII

MISCELLANEOUS

Section 7.01                                Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Delaware and the year of incorporation.

Section 7.02                                Waiver of Notices. Whenever notice is required to be given by the Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

Section 7.03                                Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December of each year.

Section 7.04                                Amendments. The Bylaws, or any of them, may be rescinded, altered, amended or repealed, and new Bylaws may be made, (i) by the Board, by vote of a majority of the number of directors then in office as directors, acting at any meeting of the Board, or (ii) by the vote of the holders of a majority of the total voting power of all outstanding shares of stock of the Corporation entitled to vote thereon, at any annual meeting of stockholders, or at any special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting.  Any Bylaws made or altered by the stockholders may be altered or repealed by the Board or may be altered or repealed by the stockholders.